Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

Media Contacts:	Investor Contact:
Douglas Petkus	Justin Victoria
Wyeth	Wyeth
(973) 660-5218	(973) 660-5340

Christopher Garland
Wyeth
(973) 660-5181

Wyeth Chief Financial Officer and Vice Chairman

Kenneth J. Martin to Leave the Company

Madison, N.J., April 27, 2007 – Wyeth (NYSE: WYE) today announced that Chief Financial Officer (CFO) and Vice Chairman Kenneth J. Martin has announced plans to leave the Company at the end of June to pursue personal interests. Mr. Martin joined the Company in 1984 and has served as Chief Financial Officer since 2000. Wyeth plans to name a new CFO in advance of Mr. Martin’s departure.

“Ken Martin has played key roles at Wyeth for many years and has been an important contributor to our success,” says Robert Essner, Chairman and Chief Executive Officer, Wyeth.

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

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